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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-36659 of Hearst-Argyle Television, Inc. (formerly Argyle Television, Inc.) on Form S-3 of our reports dated May 1, 1997, relating to the combined financial statements and the financial statement schedule of the Hearst Broadcast Group of The Hearst Corporation, appearing in the Registration Statement on Form S-4 of Argyle Television, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
October 16, 1997